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EXHIBIT 99.0     PRESS RELEASE





CONTACT:
C. William Landefeld
President & Chief Executive Officer
Citizens First Financial Corp., Tel.: (309) 661-8700

                              FOR IMMEDIATE RELEASE
                              ---------------------

                     Citizens First Financial Corp. Stock to
                 Begin Trading on the NASDAQ National Market on
                 Monday, October 2, 2000 under the Symbol "CFSB"

      Bloomington, Illinois, September 29, 2000 - Citizens First Financial Corp., the holding company for Citizens Savings Bank, Bloomington, Illinois, today announced that its stock would begin trading on the NASDAQ National Market on Monday, October 2, 2000. The Company's stock will trade under the symbol "CFSB." The Company's stock currently trades on the American Stock Exchange under the symbol "CBK."

      Citizens Savings Bank is headquartered in Bloomington, Illinois operates through five full-service branches throughout central Illinois.